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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-55104) and related Prospectus of USinternetworking, Inc. for the registration of 48,658,041 shares of common stock, and to the incorporation by reference therein of our report dated February 15, 2001, with respect to the consolidated financial statements of USinternetworking, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                /s/ Ernst & Young LLP




Baltimore, Maryland
April 16, 2001